Exhibit 11 - Computation of Earnings per Share
Amen Properties, Inc.

       Period Ending 9/30/08                           Three Months Ended 9/30/08     Nine Months Ended 9/30/08
-------------------------------------                  --------------------------- -------------------------------
                                      Current Year to
                             Grant /  Period   Date       Basic        Diluted          Basic         Diluted
                    Total     Purch.   Days    Days      Weighted      Weighted       Weighted        Weighted
Description         Shares     Date     O/S     O/S       Shares        Shares         Shares          Shares
------------       --------- -------- ------- -------  ------------- ------------- --------------- ---------------
Common Stock       3,716,182 12/31/03      92     274   341,888,744   341,888,744   1,018,233,868   1,018,233,868
Stock Issuance for
 Employee Comp         2,393  1/28/08      92     246       220,156       220,156         588,678         588,678
Stock Issuance for
 Employee Comp         9,793  2/20/08      92     223       900,956       900,956       2,183,839       2,183,839
Stock Issuance for
 Employee Comp         6,208  5/07/08      92     146       571,136       571,136         906,368         906,368
Stock Issuance for
 Employee Comp         4,771  7/08/08      84      84       400,764       400,764         400,764         400,764
Stock Issuance for
 Employee Comp         3,953  7/22/08      70      70       276,710       276,710         276,710         276,710
Stock Issuance for
 Employee Comp         3,104  9/26/08       4       4        12,416        12,416          12,416          12,416
Dilutive Effect of
 Warrants              8,273   3/1/05       0      61            --            --              --         504,680
Warrants Exercised    18,751   3/1/08      92     213     1,725,092     1,725,092       3,993,963       3,993,963
Options Exercised     12,500  6/09/08      92     113     1,150,000     1,150,000       1,412,500       1,412,500
Dilutive Effect of
 Stock Options        74,067  Various      92     274            --     6,868,332              --      20,455,686
                   ---------                           ------------- ------------- --------------- ---------------
End of Period      3,860,584                            347,145,974   354,014,306   1,028,009,106   1,048,969,472

Days Outstanding from Beginning of Period                        92            92             274             274
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Weighted Average Number of Common Shares Outstanding      3,773,326     3,847,982       3,751,858       3,828,356

Income from Continuing Operations                      $    614,087  $    614,087  $    2,089,128  $    2,089,128
Income (Loss) from Discontinued Operations                 (251,769)     (251,769)     (1,470,232)     (1,470,232)
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Net Income                                             $    362,318  $    362,318  $      544,504  $      544,504
                                                       ============= ============= =============== ===============

Income from Continuing Operations per Share            $       0.16  $       0.16  $         0.56  $         0.55
Income (Loss) from Discontinued Operations per Share          (0.07)        (0.07)          (0.39)          (0.38)
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Net Income per Share                                   $       0.09  $       0.09  $         0.17  $         0.17
                                                       ============= ============= =============== ===============

In accordance with provisions of SFAS No. 128, Earnings per Share, basic income per common share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted income per common share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted loss per common share for the three months and six months ended September 30, 2008 equals basic loss per common share because the effects of potentially dilutive securities for such periods are antidilutive.

Amen Properties, Inc.

       Period Ending 9/30/07                           Three Months Ended 9/30/07     Nine Months Ended 9/30/07
-------------------------------------                  --------------------------- -------------------------------
                                      Current Year to
                             Grant /  Period   Date       Basic        Diluted          Basic         Diluted
                    Total     Purch.   Days    Days      Weighted      Weighted       Weighted        Weighted
Description         Shares     Date     O/S     O/S       Shares        Shares         Shares          Shares
------------       --------- -------- ------- -------  ------------- ------------- --------------- ---------------
Common Stock       2,290,589  Various      92     273   210,734,188   210,734,188     625,330,797     625,330,797
Preferred A Stock
 - Convertible       616,447  9/29/00      62     243           --     38,219,714              --     149,796,621
Conversion of
 Preferred A         616,447  8/31/07      30      30    18,493,410    18,493,410      18,493,410      18,493,410
Preferred B Stock
 - Convertible       233,317   1/9/02      62     243            --    14,465,654              --      56,696,031
Conversion of
 Preferred B         233,317  8/31/07      30      30     6,999,510     6,999,510       6,999,510       6,999,510
Preferred C Stock
 - Convertible       500,000   3/1/05      62     243            --    31,000,000              --     121,500,000
Conversion of
 Preferred C         500,000  8/31/07      30      30    15,000,000    15,000,000      15,000,000      15,000,000
Stock Issuance for
 Employee Comp         3,104   8/1/07      60      60       186,240       186,240         186,240         186,240
Stock Issuance for
 Employee Comp        15,122   9/4/07      26      26       393,172       393,172         393,172         393,172
Warrants Exercised    55,210  8/31/07      30      30     1,656,300     1,656,300       1,656,300       1,656,300
Dilutive Effect of
 Warrants              6,139   3/1/05      92     273            --       564,813              --       1,676,021
Dilutive Effect of
 Stock Options        38,139  Various      92     273            --     3,508,768              --      10,411,889
                   ---------                           ------------- ------------- --------------- ---------------
End of Period      5,107,831                            253,462,820   341,221,769     668,059,429   1,008,139,990

Days Outstanding from Beginning of Period                        92            92             273             273
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Weighted Average Number of Common Shares Outstanding      2,755,031     3,708,932       2,447,104       3,692,820

Income from Continuing Operations                      $    295,834  $    295,834  $      721,223  $      721,223
Income (Loss) from Discontinued Operations                  (17,856)      (17,856)        574,109         574,109
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Net Income                                             $    277,978  $    277,978  $    1,295,332  $    1,295,332
                                                       ============= ============= =============== ===============

Income from Continuing Operations per Share            $       0.11  $       0.08  $         0.29  $         0.20
Income (Loss) from Discontinued Operations per Share          (0.01)         0.00            0.23            0.16
-----------------------------------------------------  ------------- ------------- --------------- ---------------
Net Income per Share                                   $       0.10  $       0.08  $         0.52  $         0.36
                                                       ============= ============= =============== ===============

In accordance with provisions of SFAS No. 128, Earnings per Share, basic income per common share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted income per common share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted loss per common share for the three months and six months ended September 30, 2008 equals basic loss per common share because the effects of potentially dilutive securities for such periods are antidilutive.

                                       38